SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2015

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of the shareholders of the Company was held on May 28, 2015.

(b) At the meeting the shareholders:

•	Elected five nominees for Director on the Company’s Board of Directors for a term expiring at the 2016 Annual Meeting of Shareholders
•	Approved the 2015 PAR Technology Corporation Equity Incentive Plan
•
Approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K compensation tables and narrative discussion set forth in the Company’s 2015 Proxy Statement;

The following are the final voting results for each of the three items voted on at the meeting.

1.	Election of Directors:

Nominee	Shares For	Shares Withheld	Non-Votes	Uncast
Ronald J. Casciano	10,573,339	624,015	0	0
Paul D. Eurek	10,588,480	608,874	0	0
Cynthia A. Russo	10,941,504	251,474	0	4,376
Dr. John W. Sammon	10,559,734	637,619	0	0
Todd E. Tyler	10,587,492	609,862	0	0

2.	Approval of 2015 PAR Technology Corporation Equity Incentive Plan:

For	8,277,127
Against	2,905,398
Abstain	14,829
Non-Votes	0

3.	Advisory Vote to Approve Named Executive Officer Compensation:

For	9,755,983
Against	812,831
Abstain	628,539
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: June 2, 2015	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller